Exhibit 10.55
DYNEGY INC.
DEFERRED COMPENSATION PLAN FOR
CERTAIN DIRECTORS
As Amended and Restated
Effective January 1, 2008

i

Table of Contents
(continued)

ii

DYNEGY INC.
DEFERRED COMPENSATION PLAN FOR CERTAIN DIRECTORS
ARTICLE I
Purposes of Plan
The Company has previously established the Dynegy Inc. Deferred Compensation Plan for Certain Directors (the “Plan”) for the purpose of providing nonemployee directors of the Company with the opportunity to defer all or a portion of their cash compensation, to promote the long-term growth of the Company by increasing the proprietary interest of directors in the Company, to attract and retain directors with outstanding competence and ability, to stimulate the active interest of such persons in the development and financial success of the Company and to further the identity of interests of such directors with those of the Company’s stockholders generally. The Plan is hereby amended and restated solely with respect to amounts deferred under the Plan on or after January 1, 2005 and the related earnings thereon, effective as of January 1, 2008, to make such modifications as are necessary or desirable to comply with the American Jobs Creation Act of 2004 and Code Section 409A, and to make other Plan and administrative amendments. Amounts deferred under the Plan on or after January 1, 2005 have been administered in good faith compliance with Section 409A from January 1, 2005 through December 31, 2008. The Company intends to maintain the “grandfather” status of the Plan with respect to amounts deferred prior to January 1, 2005 and the related earnings thereon, in accordance with Section 409A, and such deferrals and earnings shall continue to be subject to, and governed by, the terms and conditions of the Plan in effect on October 3, 2004, which have not been “materially modified” for purposes of Section 409A, as set forth in Appendix A attached hereto. The Plan will be construed and administered in a manner that is consistent with and gives effect to the foregoing. The Plan is intended to be unfunded for tax purposes.
ARTICLE II
Definitions
2.1	Definitions. The definitions set forth in this Article II apply unless the context otherwise indicates.
(a)	Accounts. “Accounts” means a Participant’s Company Deferral Account and Deferred Money Account, excluding such amounts in a Participant’s Grandfathered Deferral Account, as applicable.
(b)	Affiliate. “Affiliate” means all persons with whom the Company would be considered a single employer under Section 414(b) or 414(c) of the Code.
(c)
Beneficiary. “Beneficiary” with respect to a Participant is the person designated or otherwise determined under the provisions of Article VIII as the distributee of benefits payable after the Participant’s death. A person designated or otherwise determined to be a Beneficiary under the terms of the Plan has no interest in or right under the Plan until the Participant in question has died. A person will cease to be a Beneficiary on the day on which all benefits to which such person is entitled under the Plan have been distributed.

(d) Board. “Board” means the directors of the Company.
(e)
Cash Compensation. “Cash Compensation” means all cash amounts payable by the Company or an Affiliate to a Qualified Director for his or her services to the Company as a Qualified Director (i) including, without limitation, the retainers for service on the Board and fees specifically paid for attending regular or special meetings of the Board and Board committees or for acting as the chair of a committee, but (ii) excluding expense allowances or reimbursements.

(f)
Change in Control. “Change in Control” means the occurrence of any of the following events: (i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets or equity interests of the Company to another entity if, in any such case, (A) the holders of equity securities of the Company immediately prior to such event do not beneficially own immediately after such event equity securities of the resulting entity entitled to fifty-one percent (51%) or more of the votes then eligible to be cast in the election of directors (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such event or (B) the persons who were members of the Board immediately prior to such event do not constitute at least a majority of the board of directors of the resulting entity immediately after such event; (ii) the dissolution or liquidation of the Company, but excluding a reorganization pursuant to chapter 11 of Title 11, U.S. Code, as amended; (iii) a circumstance where any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of fifty percent (50%) or more of the combined voting power of the outstanding securities of, (A) if the Company has not engaged in a merger or consolidation, the Company, or (B) if the Company has engaged in a merger or consolidation, the resulting entity; (iv) circumstances where, as a result of or in connection with, a contested election of directors, the persons who were members of the Board immediately before such election shall cease to constitute a majority of the Board; or (v) the Board adopts a resolution declaring that a Change in Control has occurred. For purposes of the “Change in Control” definition, (1) “resulting entity” in the context of an event that is a merger, consolidation or sale of all or substantially all of the subject assets or equity interests shall mean the surviving entity (or acquiring entity in the case of an asset or equity interest sale), unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “the Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.

(g)
Code. “Code” means the Internal Revenue Code of 1986, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder). Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time and to any successor provision.

(h)	Common Stock. “Common Stock” means the Class A common stock, $0.01 par value, of the Company.
(i)	Company. “Company” means Dynegy Inc., a Delaware corporation.
(j)	Company Deferral Account. “Company Deferral Account” shall have the meaning specified in Section 4.1(a) hereof.
(k)	Computation Date. “Computation Date” shall have the meaning specified in Section 7.1.
(l)	Deferred Money Account. “Deferred Money Account” shall have the meaning specified in Section 4.2(d) hereof.

(m)	Dynegy Stock Fund. “Dynegy Stock Fund” shall have the meaning specified in Section 5.1 hereof.
(n)	Effective Date. “Effective Date” means January 1, 2008.
(o)
Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes a reference to that provision as it may be amended from time to time and to any successor provision.

(p)	Funds. “Funds” shall have the meaning specified in Section 5.1 hereof.
(q)
Grandfathered Deferral Account. “Grandfathered Deferral Account” means the balances of a Participant’s Company Deferral Account and Deferred Money Account that are attributable to deferrals prior to January 1, 2005 and the related earnings thereon, if any.

(r)	Participant. “Participant” is a current or a former Qualified Director whose account amounts have been credited under the Plan and who has not ceased to be a Participant pursuant to Section 3.1.
(s)
Phantom Stock Amount. “ Phantom Stock Amount” means the quarterly phantom stock grant dollar amount for a member of the Board as recommended by the Governance Committee of the Company and approved by the Board.

(t)	Plan. “Plan” means the Dynegy Inc. Deferred Compensation Plan For Certain Directors as provided herein and as amended from time to time.
(u)
Plan Administrator. “Plan Administrator” means the Company; provided, that the Company has delegated to Dynegy Administrative Services Company, an Affiliate, certain recordkeeping and plan administration functions.

(v)	Plan Rules. “Plan Rules” means the rules, policies, practices or procedures adopted by the Plan Administrator pursuant to Section 11.1.
(w)	Plan Year. “Plan Year” means the period commencing on January 1 of each calendar year and continuing through December 31 of such calendar year.
(x)	Qualified Director. “Qualified Director” shall have the meaning specified in Section 3.1 hereof.
(y)	Section 409A. “Section 409A” means Code Section 409A and all rules, regulations, interpretations and rulings issued thereunder.
(z)	Section 409A Change in Control. “Section 409A Change in Control” shall have the meaning specified in Section 10.2(b).
(aa)
Securities Act. “Securities Act” means the Securities Act of 1933, as amended. Any reference to a specific provision of the Securities Act includes a reference to that provision as it may be amended from time to time and to any successor provision.

(bb)
Separation from Service. “Separation from Service” means a complete termination of a Qualified Director’s service with the Company and all Affiliates as a director, voluntarily or involuntarily, for any reason or, if less than a complete termination, such service decreases to a level that is less than 20 percent of the average level of services performed by the Participant over the immediately preceding 36-month period. For the sake of clarity and notwithstanding anything to the contrary, a Participant shall be considered to have incurred a “Separation from Service” for purposes of the Plan if such separation constitutes a “separation from service” within the meaning of Final Regulation Section 1.409A-1(h).

(cc)	Trading Day. “Trading Day” means a day during which trading in securities generally occurs in the principal securities market in which Common Stock is traded.
(dd)
Trust. “Trust” means one or more grantor trusts established, if any, as provided in Article IX, by and between Dynegy Administrative Services Company, as a Plan Administrator pursuant to the delegation of certain administrative authority by the Company, and the trustee named pursuant to a trust agreement.

ARTICLE III
Participation
3.1
Participation. An individual who is a member of the Board and who is not an employee of the Company or any Affiliate, shall become a Qualified Director under the Plan 0n the later 0f (a) the Effective Date 0r (b) the date he 0r she becomes such a Board member. An individual who was a Qualified Director or other Participant in the Plan on the day prior to the Effective Date shall remain as a Qualified Director or Participant in the Plan as of the Effective Date. An individual shall cease to be a Participant as of the date his or her account balances have been distributed.

ARTICLE IV
Company and Director Deferrals
4.1	Company Deferrals.
(a)
Quarterly Deferral Amount. On each March 31, June 30, September 30 and December 31 that occurs after the Effective Date, the Plan Administrator shall credit to a Company deferral account on behalf of each Qualified Director (a “Company Deferral Account”) a number of hypothetical shares (including fractional shares) of Common Stock equal to (a) the Phantom Stock Amount divided by (b) the closing price of a share of Common Stock on the last Trading Day of the calendar quarter ending on such March 31, June 30, September 30 or December 31, as applicable; provided, however, that a Qualified Director’s Company Deferral Account shall receive such credit only if such individual was a Qualified Director on the March 31, June 30, September 30 or December 31 to which such credit relates or he or she incurred a Separation from Service during the calendar quarter ending on such date by reason of death or disability. The Company Deferral Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amount to be paid to a Participant pursuant to the Plan, if any.

(b)
Dividends. Dividends and other distributions that would be paid with respect to a number of shares of Common Stock equal to the number of hypothetical shares of Common Stock credited to a Participant’s Company Deferral Account as of the date of such dividend or other distribution shall be credited to the Participant’s Company Deferral Account as of such date and shall be deemed to be invested in hypothetical shares (including fractional shares) of Common Stock based on the closing price of a share of Common Stock on the date of such dividend or other distribution (or the next preceding Trading Day if such date is not a Trading Day). Amounts credited to a Participant’s Company Deferral Account shall be paid to or on behalf of the Participant as hereinafter provided.

(c)	Vesting. A Qualified Director shall be 100% vested in his or her Company Deferral Account.

4.2	Director Deferrals.
(a)
Annual Election to Defer Cash Compensation. With respect to any Plan Year, a Qualified Director may irrevocably elect, in accordance with this Section 4.2 and Plan Rules, to defer the receipt of all or a portion of his or her Cash Compensation earned during that Plan Year. In the event that the deferral election is expressed as a percentage of Cash Compensation, any such deferral election will automatically apply to any adjusted Cash Compensation during the applicable Plan Year.

(b)
Time of Filing Election. A deferral election will not be effective unless it is made on a properly completed election form received by the Company before the first day of the Plan Year to which the deferral election relates or such earlier time as may be required by the Company. However, in the case of an individual who first becomes a Qualified Director on or after the first day of a Plan Year, the deferral election may be made within 30 days after the date such individual becomes a Qualified Director, which shall apply to the Cash Compensation earned after the date of such election; provided such new Qualified Director was not eligible to participate in a plan of the Company that is to be aggregated with this Plan under Treasury Regulation Section 1.409A-1(c)(2).

(c)
Duration of Deferral Elections. A deferral election made pursuant to this Section 4.2 for a Plan Year (or remainder thereof in the case of a new Qualified Director) is irrevocable after the latest date by which the deferral election is required to be given to the Plan Administrator for such Plan Year (or remainder thereof) and will remain in effect for future Plan Years unless and until the Qualified Director changes his or her deferral for future Plan Years. A Qualified Director may change his or her deferral, including reducing it to zero, by delivering a new deferral election not later than the day before the first Plan Year to which the new deferral election relates or such earlier time as may be required by the Plan Administrator.

(d)
Deferred Money Account. For each Qualified Director electing to defer Cash Compensation under the Plan in accordance with this Section 4.2, there shall be maintained a deferred money account (a “Deferred Money Account”). Deferred Compensation of each Qualified Director shall be credited as a dollar amount to the Qualified Director’s Deferred Money Account on the date such Cash Compensation otherwise would be payable in cash to the Qualified Director. The Deferred Money Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amount to be paid to a Participant pursuant to the Plan, if any.

(e)	Vesting. A Participant shall at all times be 100% vested in his or her Deferred Money Account.

ARTICLE V
Deemed Investment of Accounts
5.1
Deemed Investments. Each Participant shall designate, in accordance with Plan Rules, the manner in which the amounts allocated to his or her Deferred Money Account shall be deemed to be invested from among the investment funds made available from time to time for such purpose (the “Funds”); provided, however, that one of the Funds that shall be made available for purposes of this Section 5.1 shall be a hypothetical fund maintained by the Plan Administrator consisting primarily of Common Stock (the “Dynegy Stock Fund”). A Participant may designate one of such Funds for the deemed investment of all such amounts allocated to the Participant’s Deferred Money Account, or he or she may split the deemed investment of such amounts allocated to his or her Deferred Money Account among such Funds in such increments as the Plan Administrator may prescribe. If a Participant fails to make a proper designation, then his or her Deferred Money Account shall be deemed to be invested in the Fund or Funds designated by the Plan Administrator from time to time in a uniform and nondiscriminatory manner.

5.2	Changes to Deemed Investments.
(a)
A Participant may change his or her deemed investment designation for future deferrals to be allocated to the Participant’s Deferred Money Account. Any such change shall be made in accordance with Plan Rules, and the frequency of such changes may be limited by the Plan Administrator.

(b)
A Participant may elect to convert his or her deemed investment designation with respect to the amounts already allocated to the Participant’s Deferred Money Account. Any such conversion shall be made in accordance with Plan Rules, and the frequency of such conversions may be limited by the Plan Administrator. No election of a conversion designation by a Participant which has the effect of increasing the total amount allocated to the Dynegy Stock Fund may be made on a date which is less than six months following (i) the date of any prior election of a conversion designation by such Participant which had the effect of decreasing the total amount allocated to the Dynegy Stock Fund or (ii) the date of any election by such Participant with respect to any other plan of the Company or any subsidiary thereof which had the effect (directly or indirectly) of making a disposition on behalf of such Participant of Common Stock. No election of a conversion designation by a Participant which has the effect of decreasing the total amount allocated to the Dynegy Stock Fund may be made on a date which is less than six months following (1) the date of any prior election of a conversion designation by such Participant which had the effect of increasing the total amount allocated to the Dynegy Stock Fund or (2) the date of any election by such Participant with respect to any other plan of the Company or any subsidiary thereof which had the effect (directly or indirectly) of making an acquisition on behalf of the Participant of Common Stock. The restrictions set forth in the two preceding sentences shall not apply to a Participant at any time he or she is not subject to Section 16(b) of the Exchange Act.

5.3
Exchange Act Restrictions. The restrictions contained in the Plan regarding investment designations, changes, and/or conversions by Participants who are subject to Section 16(b) of the Exchange Act respecting the Dynegy Stock Fund are intended to comply with, and enable such Participants to rely upon, the exemption provided by Rule 16b-3 under the Exchange Act. Any future amendment to Rule 16b-3 or any successor rule promulgated by the Securities and Exchange Commission affecting the investment by such Participants in the Dynegy Stock Fund shall be incorporated by reference herein and be deemed to be an amendment to the Plan in order that such Participants shall continue to be entitled to rely upon the exemption provided by such rule without any interruption. Notwithstanding the foregoing, the Board may alter the designation, change and/or conversion restrictions applicable to Participants, as set forth in the Plan, as a result of changes in Rule 16b-3 under the Exchange Act.

5.4
Earnings Allocations and Account Statements. The balance of each account maintained on behalf of a Participant shall reflect the result of daily pricing of the assets in which such account is deemed invested from time to time until the time of distribution. Each Participant shall be furnished at least annually with a statement of his accounts, which statement shall show the balance, if any, credited to each of his or her Deferred Money Account and Company Deferral Account.

ARTICLE VI
Distributions
6.1	Distributions.
(a)	Elections as to Time and Form of Payment.
(i)
Initial Election. Except as otherwise provided in this Section 6.1(a)(iv) or in Sections 6.1(g), 7.1 and 10.2, a Participant shall elect, in accordance with Plan Rules and subject to Section 409A, the manner of distribution (as described in clause (ii)) and the time of distribution (as defined in clause (iii)), provided such election, as it relates to deferrals under Sections 4.1 and 4.2, is made no later than the date of the initial deferral election in the first year of participation and, as it relates to deferrals credited under Sections 4.1 and 4.2 after the first year of participation, is made no later than the close of the Plan Year preceding the first Plan Year during which the services giving rise to such Cash Compensation are performed or such earlier time as may be required by the Plan Administrator.

(ii)
Form of Distribution. When making an election as to the form of payment of his or her Accounts, a Participant may elect to receive the balance in such Accounts in a lump sum or in monthly, quarterly, or annual installment payments over a specified term certain. In the event a Participant fails to elect (or elect timely) the form in which his or her Account benefit payments are to be made, such benefit payments shall be in the form of a single, lump sum payment to such Participant.

(iii)
Time of Distribution. When making an election as to the time of payment of his or her Accounts, a Participant may elect to receive the balance in such Accounts as of the later of his or her Separation from Service or a specified date or dates following his or her Separation from Service. If no such election is made with respect to such Accounts, the Participant’s Accounts will be distributed as of his or her Separation from Service. Distribution upon a Separation from Service will be made, or will commence, as soon as administratively practicable following his or her Separation from Service, but no later than the end of the calendar year in which the Separation from Service occurs or, if later, the 15th day of the third month following the Separation from Service. Distributions upon a specified date will be made, or will commence, as soon as administratively practicable following such specified date, but no later than the end of the calendar year in which the specified date occurs or, if later, the 15th day of the third month following the specified date.

(iv)
Redeferral Election. A Participant may elect to change the time and manner of his or her distribution provided, in accordance with Treasury Regulation Section 1.409A-2(b), (A) the Participant elects, in accordance with Plan Rules and subject to Section 409A, at least twelve (12) months prior to the date that the Participant’s first scheduled payment was to begin, (B) the election may not take effect until at least 12 months after the date on which the election is made, and (C) the election defers the first payment at least five (5) years beyond the date payment otherwise would have been made. For this purpose, an installment payment distribution option is treated as a single payment. Notwithstanding the foregoing, in accordance with the transition rules set forth under IRS Notice 2005-1, the preamble to the Proposed Regulations under Code Section 409A, IRS Notice 2006-79 and IRS Notice 2007-86, the Plan may provide a Participant with the opportunity to change the time and form of his or distribution, with respect to deferrals made on or after January 1, 2005, prior to the end of the applicable transition period. Any election made pursuant to this Section 6.1(a)(iv) shall be subject to the approval of the 16b-3 Committee and shall not take effect prior to such date that such election would be deemed to be an exempt transaction pursuant to Rule 16b-3 under the Exchange Act. As used in the Plan, the term “Rule 16b-3 Committee” means a committee appointed by the Board with respect to the Plan that is comprised solely of “Non-Employee Directors” as described in Rule 16b-3 promulgated by the Securities and Exchange Commission; provided, however, that if the Board does not appoint such a committee, then the full Board shall serve as the Rule 16b-3 Committee.
(b)
Medium of Distribution. Subject to the provisions of the Plan that specify that certain payments shall be made in cash, a Participant shall have the right to make a one-time election, in accordance with Plan Rules, to receive payments under the Plan that are attributable to the balance in his or her Company Deferral Account in shares of Common Stock or cash; provided, however, that if the Company determines that shareholder approval of this restatement of the Plan is necessary or desirable under applicable law and/or the rules of any national or regional securities exchange on which the Common Stock has been listed in order to make such payments under the Plan in shares of Common Stock, then a Participant shall not have the right to make any such election and he or she shall be deemed to have elected to receive such payments in cash if the first such payment that is payable to such Participant is required to be paid to him or her pursuant to this Section 6.1 prior to the date upon which such shareholder approval is obtained by the Company.

(c)
Amount of Distribution for Deferred Money Account. Payments under the Plan that are attributable to the balance in a Participant’s Deferred Money Account shall be paid in cash, and the amount of each such payment shall be computed by dividing the unpaid balance in the Participant’s Deferred Money Account (determined as of the date of such payment unless another determination date is expressly specified in the Plan) by the remaining number of payments to be made under the Plan to the Participant.

(d)	Amount of Distribution for Company Deferral Account.
(i)
Common Stock Payment. If a Participant elects to receive such payments in shares of Common Stock, then the number of shares included in each payment shall equal the number of whole shares determined by dividing the total number of hypothetical shares of Common Stock credited to his or her Company Deferral Account as of the date of such payment by the remaining number of payments to be made under the Plan to the Participant (and the value of any fractional share shall be paid in cash based on the closing price of a share of Common Stock on the Trading Day next preceding the date of payment).

(ii)
Cash Payment. If a payment to a Participant under the Plan that is attributable to the Participant’s Company Deferral Account is to be paid in cash, then the amount of such payment shall be computed by dividing the unpaid value of the Participant’s Company Deferral Account (determined based on the closing price of a share of Common Stock on the Trading Day next preceding the date of such payment (or on the Trading Day next preceding such other determination date as is expressly specified in the Plan)) by the remaining number of payments to be made under the Plan to the Participant.

(e)
Adjustments to Dynegy Stock Fund. If the Company determines that any distribution (whether in the form 0f cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Company to be appropriate in order to prevent dilution or enlargement of the benefits intended to be provided under the Plan, then the Company shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Common Stock (or other securities or property) comprising the Dynegy Stock Fund, (ii) the number and type of hypothetical shares of Common Stock (or other securities or property) credited to a Participant’s Company Deferral Account, and (iii) the number and type of shares of Common Stock (or other securities or property), if any, to be distributed to a Participant pursuant to Section 6(b).

(f)
Adjustments to Accounts. Once an amount has been paid to a Participant or his Beneficiary, such amount shall be debited from the Participant’s Deferred Money Account or Company Deferral Account, as applicable.

(g)
Death of Participant. If a Participant shall cease to be a Board member by reason of his or her death or if he or she shall die after he or she shall be entitled to distributions hereunder but prior to receipt of all distributions hereunder, then the aggregate unpaid balance in such Participant’s Deferred Money Account and Company Deferral Account (computed as of the date of his or her death) shall be distributed in a single, lump sum cash payment to such Beneficiary as the Participant shall designate in accordance with Article VIII, or in the absence of such designation, shall be distributed to the individual or estate as determined under Section 8.4. Distribution shall be made as soon as possible following the Participant’s death, but no later than the end of the calendar year in which such death occurs or, if later, the 15th day of the third month following such death.

ARTICLE VII
Change in Control
7.1
Change in Control. Notwithstanding any provision in Article VI to the contrary, if a Qualified Director incurs a Separation from Service with the Company (or any successor) as a result of or in connection with a Change in Control that occurs no later than two years following such Change in Control, then the aggregate unpaid balance in the Participant’s Deferred Money Account and Company Deferral Account (computed as of the later of the date of such Change in Control or the date such Participant incurs such a Separation from Service with the Company (or any successor) (the “Computation Date”)) shall be paid to the Participant in a single, lump sum cash payment as soon as administratively feasible, but no later than 30 days, after the Computation Date in full satisfaction of all of such Qualified Director’s benefits hereunder.

ARTICLE VIII
Beneficiary Designation
8.1
Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant.

8.2
Beneficiary Designation; Change of Beneficiary Designation. A Participant shall designate his or her Beneficiary by completing and signing a beneficiary designation form, and returning it to the Plan Administrator. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of a beneficiary designation form and Plan Rules, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new beneficiary designation form, all Beneficiary designations previously filed shall be canceled. The Company shall be entitled to rely on the last beneficiary designation form filed by the Participant and accepted by the Plan Administrator prior to his or her death.

8.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Plan Administrator.
8.4
No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 8.1, 8.2 and 8.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate, or if none is appointed within six months of his or her death, to his or her spouse, or if not then living, to his or her then living descendents, per stirpes.

8.5
Doubt as to Beneficiary. If the Plan Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to the Plan, the Plan Administrator shall have the right, exercisable in its discretion, to withhold such payments until this matter is resolved to the Plan Administrator’s satisfaction.

8.6
Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and all Affiliates from all further obligations under the Plan with respect to the Participant.

ARTICLE IX
Nature of the Plan and Trust Establishment
9.1
Unfunded Nature of Plan and Participant’s Rights Unsecured. The Plan constitutes a mere promise by the Company to make benefit payments in the future. Plan benefits herein provided are to be paid out of the general assets of Dynegy Administrative Services Company, an Affiliate of the Company, and the right of any Participant to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company and Dynegy Administrative Services Company, an Affiliate of the Company. The deferred compensation and benefits hereunder may not be encumbered or assigned by a Participant. The Plan Administrator may, but shall not be obligated to, acquire shares of outstanding Common Stock, or other investment assets from time to time in anticipation of the obligation to make distributions under the Plan, but no Participant shall have any rights in or against any shares of Common Stock or other investment assets so acquired or in any cash or other investment assets held in his or her Company Deferral Account and Deferred Money Account. All such Common Stock, other investment assets and cash shall constitute general assets of Dynegy Administrative Services Company and may be disposed of by the Plan Administrator at such time and for such purposes as it may deem appropriate.

9.2
Discretionary Establishment of Trust. Notwithstanding anything to the contrary, Dynegy Administrative Services Company, in its sole and absolute discretion in its role as a Plan Administrator pursuant to the delegation of certain administrative authorities by the Company, may establish one or more accounts, funds or grantor trusts (the “Trust”) to reflect obligations under the Plan and may make such investments as it may deem desirable to assist in meeting such obligations.  The Plan Administrator may transfer money or other property to any such Trust, and the Trust shall pay Plan benefits to Participants and their Beneficiaries out of the Trust Fund. Assets held in such Trust shall remain assets of Dynegy Administrative Services Company, subject to the claims of general creditors of Dynegy Administrative Services Company. No Participant or Beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust, and Participants shall have the status of general unsecured creditors of the Company and Dynegy Administrative Services Company.

9.3
Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of Dynegy Administrative Services Company, Participants and the creditors of the Company and Dynegy Administrative Services Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.

9.4
Distributions From the Trust. The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under the Plan.

ARTICLE X
Amendment or Termination
10.1
Amendments to the Plan. The Board may amend the Plan at any time, without the consent of the Participants or other beneficiaries; provided, however, that no amendment shall divest any Participant or Beneficiary of rights to which he or she would have been entitled if the Plan had been terminated on the effective date of such amendment except to the extent necessary to comply with any applicable law, rule or regulation, including, but not limited to, Code Section 409A. Notwithstanding the foregoing, the Plan and any payment hereunder may be amended unilaterally by the Board at any time to make such changes as may be required to comply with Section 409A.

10.2
Termination of the Plan. The Board shall have the right to terminate the Plan at any time. Upon termination of the Plan, distributions in respect of credits to a Participant’s account as of the date of the termination shall be made in the manner and at the time heretofore prescribed. If the Plan is terminated and a Trust has been established (as described in Section 9.1), the Trust will pay benefits as provided under the amended or terminated Plan. Notwithstanding the foregoing, the Board may, in its sole discretion, terminate the Plan and accelerate the time and form of payment of benefits under the Plan, only under the following circumstances:

(a)
The Board may terminate and liquidate the Plan within twelve months of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A), provided that the remaining unpaid benefits under the Plan are included in the Participants’ respective gross incomes in the latest of: (A) the calendar year in which the Plan termination and liquidation occurs; (B) the first calendar year in which such benefits are no longer subject to a substantial risk of forfeiture; or (C) the first calendar year in which the payment is administratively practicable.

(b)
The Board may terminate and liquidate the Plan in connection with the occurrence of a “change in control event” (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)) (a “Section 409A Change in Control”), provided that the following requirements are satisfied:

(i)
The Board takes irrevocable action to terminate and liquidate the Plan during the period beginning thirty (30) days preceding the Section 409A Change in Control and ending twelve (12) months following such Section 409A Change in Control;

(ii)
The benefits of each Participant under the Plan and all other plans and other arrangements that are treated as single plan with this Plan under Treasury Regulation Sections 1.409A-1(c) and 1.409A-3(j)(4)(ix) (collectively, the “Other Arrangements”) are distributed within twelve (12) months following the date that all necessary action to terminate and liquidate the Plan and the Other Arrangements is irrevocably taken; and

(iii)
All Other Arrangements are terminated and liquidated with respect to each Participant who experienced such Section 409A Change in Control. For purposes of any Section 409A Change in Control that results from an asset purchase transaction, the applicable “service recipient” (within the meaning of Code Section 409A) with the discretion to liquidate and terminate the Plan and the Other Arrangements shall be the “service recipient” that is primarily liable immediately after the transaction for the payment of the Plan benefits.

(c)	The Board may terminate and liquidate the Plan for any other reason, provided that:
(i)	The termination and liquidation of the Plan does not occur proximate to a downturn in the financial health of the Company and all of its Affiliates;
(ii)	The Company and all of its Affiliates terminate and liquidate all Other Arrangements;
(iii)
No payments in liquidation of the Plan are made within twelve months of the date that the Company takes all necessary action to irrevocably terminate and liquidate the Plan, other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred;

(iv)	All payments are made within 24 months of the date that the Company takes all necessary action to irrevocably terminate and liquidate the Plan; and
(v)
The Company and all Affiliates do not adopt any Other Arrangement at any time during the three-year period following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan.

(d)	The Board may terminate and liquidate the Plan upon such other events and conditions as permitted under Section 409A.
ARTICLE XI
Administration
11.1
Plan Rules and Regulations. The Plan Administrator has the discretionary power and authority to make such Plan Rules as the Plan Administrator determines to be consistent with the terms, and advisable in connection with the administration, of the Plan and to modify or rescind any such Plan Rules.

11.2
Discretion. The Plan Administrator has the sole discretionary power and authority to make all determinations necessary for administration of the Plan and to construe, interpret, apply and enforce the provisions of the Plan and Plan Rules whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations and to make a determination as to the right of any person to a benefit under the Plan. In the exercise of its discretionary power and authority, the Plan Administrator will treat all similarly situated persons uniformly.

ARTICLE XII
Miscellaneous
12.1
Payment in Event of Incapacity. If any individual entitled to receive any payment under the Plan is, in the judgment of the Plan Administrator, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Plan Administrator may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Plan Administrator: the Beneficiary; the institution maintaining the individual; a custodian for the individual under the Uniform Transfers to Minors Act of any state; or the individual’s spouse, child, parent, or other relative by blood or marriage. The Plan Administrator is not required to see to the proper application of any such payment, and the payment completely discharges all claims under the Plan against the Company, and the Plan to the extent of the payment.

12.2	Expenses. Costs of administration of the Plan will be paid by the Plan Administrator.
12.3
Securities Law and Other Restrictions. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan to the contrary, the Company is not required to issue or distribute any Common Stock under the Plan, and a Participant or distributee may not sell, assign, transfer or otherwise dispose of Common Stock issued or distributed pursuant to the Plan, unless (a) there is in effect with respect to such Common Stock a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Company, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, distribution, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

12.4
No Rights to Continued Service Created. Neither the establishment of or participation in the Plan gives any individual the right to continued service on the Board or limits the right of the Company or its stockholders to terminate or modify the terms and conditions of service of such individual on the Board or otherwise deal with any individual without regard to the effect that such action might have on him or her with respect to the Plan.

12.5
Successors. Except as otherwise expressly provided in the Plan, all obligations of the Company under the Plan are binding on any successor to the Company whether the successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all of the business and/or assets of the Company.

12.6
Governing Law. Questions pertaining to the construction, validity, effect and enforcement of the Plan will be determined in accordance with the internal, substantive laws of the State of Delaware without regard to the conflict of laws rules of the State of Delaware or any other jurisdiction.

12.7	Headings. The headings of Sections are included solely for convenience of reference; if there exists any conflict between such headings and the text of the Plan, the text will control.
IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this  _____  day of December, 2008.

DYNEGY INC.
By:	/s/ J. Kevin Blodgett
	Name:	J. Kevin Blodgett
	Title:	EVP, Administration

APPENDIX A
Grandfathered Plan Provisions
This Appendix A shall solely govern and control the administration of the Grandfathered Deferral Accounts of a Participant, if any, with respect to the matters specified in this Appendix A. In the event of a conflict between the terms and conditions of this Appendix A and the Plan, the terms and conditions of this Appendix A shall govern and control. All Section references in this Appendix A shall refer to Sections within this Appendix A. Plan Definitions under Article II shall be applicable to this Appendix A unless otherwise stated.
1. Deemed Investment of Deferred Money Accounts.
(a)
For the period preceding July 1, 2003, amounts credited to a Participant’s Deferred Money Account shall be deemed to be invested in accordance with the provisions of the Plan then in effect. From and after July 1, 2003, amounts credited to a Participant’s Deferred Money Account shall be deemed to be invested in accordance with the following provisions of this Section 1.

(b)
Each Participant shall designate, in accordance with the procedures established from time to time by the Company, the manner in which the amounts allocated to his or her Deferred Money Account shall be deemed to be invested from among the Funds; provided, however, that one of the Funds that shall be made available for purposes of this Section 1 shall be the Dynegy Stock Fund. Such Participant may designate one of such Funds for the deemed investment of all such amounts allocated to the Participant’s Deferred Money Account or he or she may split the deemed investment of such amounts allocated to his or her Deferred Money Account among such Funds in such increments as the Company may prescribe. If a Participant fails to make a proper designation, then his or her Deferred Money Account shall be deemed to be invested in the Fund or Funds designated by the Company from time to time in a uniform and nondiscriminatory manner.

(c)
A Participant may change his or her deemed investment designation for future deferrals to be allocated to the Participant’s Deferred Money Account. Any such change shall be made in accordance with the procedures established by the Company, and the frequency of such changes may be limited by the Company.

(d)
A Participant may elect to convert his or her deemed investment designation with respect to the amounts already allocated to the Participant’s Deferred Money Account. Any such conversion shall be made in accordance with the procedures established by the Company, and the frequency of such conversions may be limited by the Company. No election of a conversion designation by a Participant which has the effect of increasing the total amount allocated to the Dynegy Stock Fund may be made on a date which is less than six months following (i) the date of any prior election of a conversion designation by such Participant which had the effect of decreasing the total amount allocated to the Dynegy Stock Fund or (ii) the date of any election by such Participant with respect to any other plan of the Company or any subsidiary thereof which had the effect (directly or indirectly) of making a disposition on behalf of such Participant of Common Stock. No election of a conversion designation by a Participant which has the effect of decreasing the total amount allocated to the Dynegy Stock Fund may be made on a date which is less than six months following (1) the date of any prior election of a conversion designation by such Participant which had the effect of increasing the total amount allocated to the Dynegy Stock Fund or (2) the date of any election by such Participant with respect to any other plan of the Company or any subsidiary thereof which had the effect (directly or indirectly) of making an acquisition on behalf of the Participant of Common Stock. The restrictions set forth in the two preceding sentences shall not apply to a Participant at any time he or she is not subject to Section 16(b) of the Exchange Act.

(e)
The restrictions contained in the Plan regarding investment designations, changes, and/or conversions by Participants who are subject to Section 16(b) of the Exchange Act respecting the Dynegy Stock Fund are intended to comply with, and enable such Participants to rely upon, the exemption provided by Rule 16b-3 under the Exchange Act. Any future amendment to Rule 16b-3 or any successor rule promulgated by the Securities and Exchange Commission affecting the investment by such Participants in the Dynegy Stock Fund shall be incorporated by reference herein and be deemed to be an amendment to the Plan in order that such Participants shall continue to be entitled to rely upon the exemption provided by such rule without any interruption. Notwithstanding the foregoing, the Board may alter the designation, change and/or conversion restrictions applicable to Participants, as set forth in the Plan, as a result of changes in Rule 16b-3 under the Exchange Act.

2. Earnings Allocations and Account Statements. The balance of each account maintained on behalf of a Participant shall reflect the result of daily pricing of the assets in which such account is deemed invested from time to time until the time of distribution. Each Participant shall be furnished at least annually with a statement of his accounts, which statement shall show the balance, if any, credited to each of his or her Deferred Money Account and Company Deferral Account.
3. Distribution.
(a)
If a Participant’s service as a director terminates prior to July 1, 2003, then such Participant’s benefits under the Plan shall be paid in accordance with the provisions of the Plan then in effect. Subject to the provisions of Sections 3(c), 4 and 7, if a Participant’s service as a director terminates during the six-month period beginning on July 1, 2003, then the aggregate amounts credited to his or her Deferred Money Account and Company Deferral Account (determined as provided in Sections 3(d), (e), (f) and (g)) shall be paid to such Participant in such number of annual installments as shall be determined by the Company in its sole discretion (but not exceeding ten (10) annual installments). The Company may counsel with a Participant prior to such determination, and each such annual installment shall be made as of January 31, beginning with the January 31 following the termination of the Participant’s service as a director. Except as expressly provided in the preceding provisions of this Section 3(a), the following provisions of this Section 3 shall apply only to a Participant whose service as a director terminates after December 31, 2003.

(b)
A Participant shall elect, subject to the provisions of Sections 3(c), 4 and 7, the time (which may not be prior to the date on which he or she terminates service as a director) and the mode (which may either be a lump sum payment or monthly, quarterly, or annual installment payments over a specified term certain) for payment of the aggregate amounts credited to his or her Deferred Money Account and Company Deferral Account. A Participant may revise his or her election regarding the time and mode of payment of amounts credited to his or her accounts only if, and at such time as, such revised election is approved by a Rule 16b-3 Committee (as hereinafter defined); provided, however, that such revised election shall not be effective unless the Participant continues service as a director until the later of (i) the January I following the date such revised election is approved or (ii) the date that is six months after the date such revised election is approved. In the absence of direction by a Participant regarding the time or mode of payment of amounts credited to his or her accounts, such amounts shall be distributed in a single lump sum cash payment as soon as practicable after the date on which he or she terminates service as a director. As used herein, the term “Rule 16b-3 Committee” means a committee appointed by the Board with respect to the Plan that is comprised solely of “Non-Employee Directors” as described in Rule 16b-3 promulgated by the Securities and Exchange Commission; provided, however, that if the Board does not appoint such a committee, then the full Board shall serve as the Rule 16b-3 Committee.
(c)
If a Participant shall cease to be a director by reason of his or her death or if he or she shall die after he or she shall be entitled to distributions hereunder but prior to receipt of all distributions hereunder, then the aggregate unpaid balance in such Participant’s Deferred Money Account and Company Deferral Account (computed as of the date of his or her death) shall be distributed in a single lump sum cash payment to his or her Beneficiary, or in the absence of such designation, to his or her personal representative, or if none is appointed within six months of his or her death to his or her spouse, or if not then living, to his or her then living descendents, per stirpes.

(d)
Payments under the Plan that are attributable to the balance in a Participant’s Deferred Money Account shall be paid in cash, and the amount of each such payment shall be computed by dividing the unpaid balance in the Participant’s Deferred Money Account (determined as of the date of such payment unless another determination date is expressly specified in the Plan) by the remaining number of payments to be made under the Plan to the Participant

(e)
Subject to the provisions of the Plan that specify that certain payments shall be made in cash, a Participant shall have the right to make a one-time election (at the time and in accordance with the procedures prescribed by the Company) to receive payments under the Plan that are attributable to the balance in his or her Company Deferral Account in shares of Common Stock or cash; provided, however, that if the Company determines that shareholder approval of this restatement of the Plan is necessary or desirable under applicable law and/or the rules of any national or regional securities exchange on which the Common Stock has been listed in order to make such payments under the Plan in shares of Common Stock, then a Participant shall not have the right to make any such election and he or she shall be deemed to have elected to receive such payments in cash if the first such payment that is payable to such Participant is required to be paid to him or her pursuant to this Section 3 prior to the date upon which such shareholder approval is obtained by the Company. If the Participant elects to receive such payments in shares of Common Stock, then the number of shares included in each payment shall equal the number of whole shares determined by dividing the total number of hypothetical shares of Common Stock credited to his or her Company Deferral Account as of the date of such payment by the remaining number of payments to be made under the Plan to the Participant (and the value of any fractional share shall be paid in cash based on the closing price of a share of Common Stock on the Trading Day next preceding the date of payment). If a payment to a Participant under the Plan that is attributable to the Participant’s Company Deferral Account is to be paid in cash, then the amount of such payment shall be computed by dividing the unpaid value of the Participant’s Company Deferral Account (determined based on the closing price of a share of Common Stock on the Trading Day next preceding the date of such payment (or on the Trading Day next preceding such other determination date as is expressly specified in the Plan)) by the remaining number of payments to be made under the Plan to the Participant.

(f)
If the Company determines that any distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Company to be appropriate in order to prevent dilution or enlargement of the benefits intended to be provided under the Plan, then the Company shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Common Stock (or other securities or property) comprising the Dynegy Stock Fund, (ii) the number and type of hypothetical shares of Common Stock (or other securities or property) credited to a Participant’s Company Deferral Account, and (iii) the number and type of shares of Common Stock (or other securities or property), if any, to be distributed to a Participant pursuant to Section 3(e).

(g)	Once an amount has been paid to a Participant or his beneficiary, such amount shall be debited from the Participant’s Deferred Money Account or Company Deferral Account, as applicable.
4. Change in Control. Notwithstanding any provision in Section 3 to the contrary, if a Participant’s service as a director of the Company (or any successor) shall terminate as a result of or in connection with a Change in Control, then the aggregate unpaid balance in the Participant’s Deferred Money Account and Company Deferral Account (computed as of the later of the date of such Change in Control or the date such Participant ceases to be a director of the Company (or any successor) (the “Computation Date”)) shall be paid to the Participant in a single lump sum cash payment as soon as administratively feasible, but no later than thirty (30) days, after the Computation Date in full satisfaction of all of such Participant’s benefits hereunder.
5. Participant’s Rights Unsecured. The right of any Participant to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company. The deferred Compensation and benefits hereunder may not be encumbered or assigned by the Participant. The Company may, but shall not be obligated, to acquire shares of its outstanding Common Stock or other investment assets from time to time in anticipation of its obligation to make distributions under the Plan, but no Participant shall have any rights in or against any shares of Common Stock or other investment assets so acquired or in any cash held in his or her Company Deferral Account and Deferred Money Account. All such Common Stock, other investment assets and cash shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.
6. Amendments to Appendix A. The Board may amend this Appendix A at any time, without the consent of the Participants or other beneficiaries; provided, however, that no amendment shall divest any Participant or beneficiary of rights to which he or she would have been entitled if the Plan had been terminated on the effective date of such amendment.
7. Termination of the Plan. The Board may terminate the Plan at any time. Upon termination of the Plan, distributions in respect of credits to a Participant’s account as of the date of the termination shall be made in the manner and at the time heretofore prescribed; provided, however, that, in connection with such termination, the Board may, in its sole discretion, provide that the unpaid balance in the accounts of each Participant as of the date of such termination shall be paid in a single lump sum cash payment as soon as administratively feasible after the date of such termination in full satisfaction of all of such Participant’s benefits hereunder.